                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12


                          STARRETT HOUSING CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.


/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

/X/  Fee paid previously with preliminary materials.


/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                          STARRETT HOUSING CORPORATION
                                909 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders of

     STARRETT HOUSING CORPORATION

     NOTICE IS HEREBY GIVEN THAT THE ANNUAL MEETING OF SHAREHOLDERS OF STARRETT HOUSING CORPORATION will be held at the offices of Proskauer Rose Goetz & Mendelsohn at 1585 Broadway, 26th Floor, New York, New York on June 21, 1995 at 10:00 A.M. Eastern Daylight Time for the following purposes:

     1. To elect seven directors;

     2. To amend the Corporation's Certificate of Incorporation in order to change the Corporation's name to "Starrett Corporation" for the purpose of more accurately reflecting the businesses engaged in by the Corporation today;


     3. To ratify the selection of Deloitte & Touche LLP as the Corporation's independent public accountants for the fiscal year ending December 31, 1995; and


     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only shareholders of record at the close of business on May 12, 1995, will be entitled to notice of, and to vote at, said meeting.

                                            By Order of the Board of Directors

                                            LEWIS A. WEINFELD
                                            Secretary

May 19, 1995

NOTE: Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope. We enclose in this mailing the Notice of Annual Meeting of Shareholders, Proxy Statement, Proxy and Annual Report of the Corporation for the fiscal year ended December 31, 1994.

                          STARRETT HOUSING CORPORATION
                                909 THIRD AVENUE
                            NEW YORK, NEW YORK 10022

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by Starrett Housing Corporation (the "Corporation") on behalf of the Board of Directors of proxies to be voted at the Annual Meeting of Shareholders of the Corporation to be held on June 21, 1995 (the "Annual Meeting"), for the purposes set forth in the accompanying notice. The accompanying form of proxy is for use at the aforesaid meeting or any adjournments thereof.

     Any proxy may be revoked by the shareholder at any time prior to its exercise (such as by attending the meeting and voting in person or by sending a letter of revocation to the Secretary of the Corporation). The cost of this Proxy Statement and of solicitation of proxies will be borne by the Corporation. Solicitation may be made by mail, personal interviews, telephone and facsimile by regularly engaged officers and employees of the Corporation.

                               SECURITY OWNERSHIP

     The only issued and outstanding voting securities of the Corporation are its Common Stock, each share of which entitles the holder thereof to one vote. Only shareholders of record at the close of business on May 12, 1995 are entitled to vote at the meeting or adjournments thereof. As of that date, there were outstanding and entitled to vote 6,260,960 shares of Common Stock.

     As of May 1, 1995, the following were known by the Corporation to own beneficially, as defined under applicable rules of the Securities and Exchange Commission (the "SEC"), more than 5% of its outstanding Common Stock:

                                                              AMOUNT AND NATURE OF
                                               TITLE OF            BENEFICIAL            PERCENT
    NAME AND ADDRESS OF BENEFICIAL OWNER         CLASS             OWNERSHIP*            OF CLASS
- -------------------------------------------- -------------    --------------------       --------

Builtland Partners, PIM Holding Co., ....... Common Stock     1,983,805 shares (a)         31.7%
SVM Holding Co., Paul Milstein and Seymour
Milstein
1271 Avenue of the Americas
New York, NY

Henry Benach ............................... Common Stock       717,198 shares (b)         11.6%
909 Third Avenue
New York, NY

Cynthia Green Colin and .................... Common Stock       422,128 shares (c)          6.7%
The Green Fund, Inc.
120 Broadway
New York, NY

                                                              AMOUNT AND NATURE OF
                                               TITLE OF            BENEFICIAL            PERCENT
    NAME AND ADDRESS OF BENEFICIAL OWNER         CLASS             OWNERSHIP*            OF CLASS
- -------------------------------------------- -------------    --------------------       --------
Oded Aboodi ................................ Common Stock       387,360 shares (d)          6.2%
75 Rockefeller Plaza
New York NY

- ------------
* Unless otherwise indicated, each shareholder listed has the sole power to vote and direct disposition of the shares shown as beneficially owned by such shareholder.

(a) According to the Schedules 13D filed with the SEC, as amended, the following shareholders have beneficial ownership of the Corporation's Common Stock as follows:

        Builtland Partners ("Builtland"), a partnership beneficially owned by members of the Milstein family, owns directly 1,100,000 shares (or 17.6%) of the Corporation's Common Stock. Bradley Associates ("Bradley"), a partnership beneficially owned by members of the Milstein family, owns directly 109,441 shares (or 1.7%) of the Corporation's Common Stock. Paul Milstein beneficially owns 941,820 shares (15.0%) including 388,177 shares (6.2%) owned by PIM Holding Co. ("PIM") and, together with PIM, may be deemed to be a beneficial owner of shares owned by Builtland and Bradley. He (with PIM) disclaims beneficial ownership of more than 20% of the shares owned by Builtland or 28% of the shares owned by Bradley and all the shares owned by Seymour Milstein and SVM Holding Co. ("SVM") described below. Seymour Milstein owns beneficially 333,830 shares (5.3%) including 83,187 shares (1.3%) owned by SVM and, together with SVM, may be deemed to be a beneficial owner of the shares owned by Builtland and Bradley. He (with SVM) disclaims beneficial ownership of more than 20% of the shares owned by Builtland or 28% of the shares owned by Bradley and all of the shares owned by Paul Milstein and PIM. Builtland, PIM, SVM, Paul Milstein and Seymour Milstein (the "Reporting Persons") disclaim beneficial ownership of 42,432 shares (0.7%) owned by the Milstein Family Foundation, Inc., a not-for-profit corporation of which members of the Milstein family serve as officers and directors, and 75,860 shares (1.2%) that are beneficially owned by partners of Builtland who are not Reporting Persons and spouses of partners of Builtland (all of which shares are excluded from the above table).

(b) Excludes 1,050 shares owned by Shirlee Benach, Mr. Benach's wife, and 11,500 shares owned by The Henry and Shirlee Benach Foundation (the "Foundation"), of which Mr. Benach and his wife are officers and directors, but includes 242,900 shares owned by Home Associates, a partnership in which Mr. Benach is a partner. Mr. Benach disclaims beneficial ownership of the shares owned by his wife and the Foundation.

(c) According to the Schedules 13D filed with the SEC, as amended, and information subsequently supplied to the Corporation, the following shareholders have beneficial ownership of the Corporation's Common Stock as follows:

        Cynthia Green Colin owns 3,200 shares. 37,728 shares of the Corporation's Common Stock are held in various trusts of which Cynthia Green Colin, S. William Green, Evelyn Green Davis and Patricia Green are the trustees (0.6% of the Corporation's Common Stock). The Green Fund, Inc. (the "Fund"), a New York not-for-profit corporation, owns 381,200 shares (6.1% of the Corporation's Common Stock).

        According to the Schedules 13D, Cynthia Green Colin and the Fund constitute a "group" and Mr. Green, formerly a member of such group, has terminated his participation therein and does not participate in the decisions of the Fund relating to the voting or disposition of the shares of the Corporation's Common Stock held by the Fund.

(d) According to the Schedules 13D filed with the SEC, as amended, and information subsequently supplied to the Corporation, the following shareholders have beneficial ownership of the Corporation's Common Stock as follows:

        Oded Aboodi owns 28,600 shares (0.5%) of the Corporation's Common Stock. OEA Partners ("OEA"), a New Jersey general partnership, owns 50,000 shares (0.8%) of the Corporation's Common Stock. Kadima Partners ("Kadima"), a Delaware general partnership, owns 308,760 shares (4.9%) of the Corporation's Common Stock. Oded Aboodi is deemed to beneficially own the shares owned by OEA and Kadima, or 5.7% of the shares of the Corporation's Common Stock. As a result, Mr. Aboodi is deemed to beneficially own an aggregate of 387,360 shares or 6.2% of the Corporation's Common Stock.

                             ELECTION OF DIRECTORS

     At the Annual Meeting, seven directors are to be elected to serve until the next annual meeting of shareholders of the Corporation or until their respective successors shall have been duly elected and qualified. The table below sets forth information as to each nominee, and includes the amount and percentages of

Common Stock of which each nominee, and all directors and executive officers as a group, were "beneficial owners" (as defined in the applicable rules of the Securities and Exchange Commission) on May 1, 1995, all as reported to the Corporation. It is intended that votes will be cast pursuant to proxies received FOR the election of the following seven nominees:


                                                             YEAR
                                                             FIRST       COMMON STOCK
                                                            BECAME       BENEFICIALLY      PERCENT
         NAME AND AGE            PRINCIPAL OCCUPATION      DIRECTOR         OWNED*         OF CLASS
- ------------------------------ -------------------------   ---------   ----------------    --------
PAUL MILSTEIN, 73............. Chairman of the Board of      1994 (a)           (a)            (a)
                               the Corporation
HENRY BENACH, 77.............. Former Chairman of the        1970                (b)           (b)
                               Board of the Corporation
ROBERT BERNE, 56.............. Real Estate Investor and      1994         1,000 shares         (d)
                               Developer
IRVING R. FISCHER, 63......... Chairman of the Board and     1994        71,000 shares        1.1%
                               Chief Executive Officer
                               of HRH Construction
                               Corporation (c)
ROBERT C. ROSENBERG, 60....... Chairman of the Board and     1994         3,333 shares         (d)
                               Chief Executive Officer
                               of Grenadier Realty Corp.
                               (c)......................
ELLIOTT M. WIENER, 60......... Chairman of the Board and     1994        25,500 shares         (d)
                               Chief Executive Officer
                               of Levitt Corporation (c)
JOHN E. ZUCCOTTI, 58.......... President and Chief           1994         1,000 shares         (d)
                               Executive Officer of
                               Olympia & York Companies
                               (U.S.A.)
All directors and executive officers of the Corporation
  as a group (including those named above)..............              2,858,474 shares       45.7%


- ------------
* Unless otherwise indicated, each shareholder listed has the sole power to vote and direct disposition of the shares shown as beneficially owned by such shareholder.

(a) Reference is made to Note (a) on Page 2 of this Proxy Statement.

(b) Reference is made to Note (b) on Page 2 of this Proxy Statement.

(c) A subsidiary of the Corporation.

(d) Represents less than 1% of the outstanding shares of Common Stock.

     Paul Milstein has been active for more than five years as a real estate developer and investor. Henry Benach, who served as Chairman of the Board of the Corporation until December 31, 1993, served in such position for more than five years. Mr. Benach remains a director of the Corporation, and is also a director of M.I. Fund, Inc. Robert Berne has been active for more than five years as a real estate investor and developer. His development activities during this period have primarily involved projects in which Paul Milstein and members of his family were the principal investors. Irving R. Fischer has been principally engaged as Chief Executive Officer and Chairman of the Board of HRH Construction Corporation for more than five years. Robert C. Rosenberg has been principally engaged as Chief Executive Officer and Chairman of the Board of Grenadier Realty Corp. for more than five years. Elliott M. Wiener has been principally engaged as Chief Executive Officer and Chairman of the Board of Levitt Corporation for more than five years. John E. Zuccotti serves as a director of Catellus Development Corporation and several Dreyfus mutual funds. In the event that any of the foregoing nominees is unavailable, the proxies will be voted for substitute nominees designated by the Board of Directors. However, Management now knows of no reason to anticipate any such contingency.

                            COMMITTEES AND MEETINGS

     The Board of Directors has established a Compensation Committee consisting of Messrs. Milstein, Benach and Fischer. The function of the Compensation Committee is to approve the salaries, bonuses and other forms of compensation of senior executives of the Corporation. The Compensation Committee held one meeting during 1994. The Board of Directors has also established an Audit Committee for reviewing the planned scope and results of audits, considering any recommendations the auditors may make with respect to the Corporation's internal controls and procedures and overseeing any responses made to such recommendations. The members of the Audit Committee are Messrs. Benach, Berne and Zuccotti. The Audit Committee held one meeting during 1994. The Corporation also has a Nominating Committee, consisting of Messrs. Benach, Fischer and Zuccotti, which was first established in 1994 and did not meet during such year. The Nominating Committee will consider nominees recommended by security holders of the Corporation. Nominations for consideration at the Corporation's 1996 Annual Meeting should be forwarded to the attention of the Corporation's Secretary on or before the date for shareholder proposals set forth below.

     The Board of Directors of the Corporation met two times during the fiscal year ended December 31, 1994. All directors then in office attended 100% of the meetings of the Board and committees thereof held during such year.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     The following Summary Compensation Table includes individual compensation information for services rendered in all capacities during the fiscal years ended December 31, 1994, December 31, 1993 and December 31, 1992 by the four most highly paid executive officers in office on December 31, 1994 whose salary and bonus for the year ended December 31, 1994 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                 ANNUAL
                                                                              COMPENSATION
                                                                        ------------------------
                NAME AND PRINCIPAL POSITION                  YEAR        SALARY          BONUS
- -----------------------------------------------------------  -----      ---------      ---------
IRVING R. FISCHER, ........................................   1994      $ 300,000      $ 150,000
Chairman of the Board and                                     1993        300,000        147,280
Chief Executive Officer of                                    1992        300,000         84,948
HRH Construction Corporation (1)

ELLIOTT M. WIENER, ........................................   1994      $ 250,000      $ 300,000
Chairman of the Board and                                     1993        250,000        102,975
Chief Executive Officer of                                    1992        250,000              0
Levitt Corporation (1)

ROBERT C. ROSENBERG, ......................................   1994      $ 200,000      $ 133,942
Chairman of the Board and                                     1993        200,000        101,266
Chief Executive Officer of                                    1992        200,000         95,088
Grenadier Realty Corp. (1)

LEWIS A. WEINFELD, ........................................   1994      $ 180,000      $ 107,000
Executive Vice President,                                     1993        160,000         35,000
Chief Financial Officer and Secretary (2)                     1992        160,000         14,158

- ---------------
(1) A subsidiary of the Corporation.

(2) Mr. Weinfeld was elected to the offices of Executive Vice President and Chief Financial Officer effective August 10, 1994.

     Messrs. Fischer, Rosenberg and Weinfeld are entitled to benefits under the Corporation's pension plan. The pension plan was amended effective July 31, 1992, by freezing accrued benefits for all participants. Pensions are payable under such pension plan, upon retirement at age 65 or later, to employees based upon salary levels (average of highest five successive years out of last ten years prior to the aforesaid freeze) and representative years-of-service classifications established on such freeze, based upon Social Security benefits and pension law limitations currently in effect. Benefit amounts are not further reduced by deductions for Social Security benefits or other offset amounts. The credited years of service of Messrs. Fischer, Rosenberg and Weinfeld under the plan as frozen are 15, 19 and 21 years, respectively. Accordingly, Messrs. Fischer, Rosenberg and Weinfeld would receive under the plan upon retirement at normal retirement age annual benefits of $47,712, $49,095 and $30,432, respectively.

     In light of increasing pension costs and the impact of such costs on the Corporation's competitive position, effective August 1, 1992, the Board of Directors approved in place of the Corporation's pension plan a Section 401(k) tax deferred savings plan which covers all employees who have completed at least 1,000 hours of service within the completed twelve-month period, which plan has achieved substantial cost savings and has been well received by the Corporation's employees.

     Mr. Fischer's employment arrangements also have provisions whereby, after any time Mr. Fischer ceases to work full-time for the Corporation, he would be entitled to consulting payments by the Corporation at 50% of his base salary during the two-year period of a covenant not to compete.

     Directors of the Corporation who are not employees receive directors' fees aggregating $20,000 per annum; Mr. Benach has voluntarily determined not to accept such directors' fees. Mr. Benach's employment arrangements with the Corporation provided for the Corporation to pay him, upon the cessation of his employment with the Corporation, consulting payments of 75% of his base salary for the five-year period following his cessation of employment. Mr. Benach resigned from his position as Chairman of the Board of the Corporation on December 31, 1993 and, accordingly, such payments are now being made by the Corporation at the rate of $300,000 per annum.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee approves the salary, bonuses and other forms of compensation of senior executives of the Corporation.

     The Corporation's compensation arrangements have reflected the belief that such arrangements should enable the Corporation to attract and retain highly qualified executive employees. Base salaries for the Corporation's executive officers have generally been intended to be competitive with those offered by real estate construction, development and management companies of the same general size as the Corporation in the geographic areas in which the Corporation is engaged in business. Annual incentive compensation of senior executives has historically been based on the profitability of the Corporation as a whole or, in some instances, the subsidiary for which such executive has responsibility. Incentive compensation for 1994 for Messrs. Wiener and Rosenberg equalled 3% of the Pre-Tax Net Income (as defined) of Levitt Corporation in excess of $1 million and 4% of the Pre-Tax Income (as defined) of Grenadier Realty Corp., respectively, the amounts which had been payable under the former employment agreements of such executives. The incentive compensation of Mr. Weinfeld equalled 1% of the Adjusted Pre-Tax Income (as defined in Mr. Weinfeld's former employment agreement) of the Corporation, and Mr. Fischer's incentive compensation was based on the profitability of the Corporation.

     The Corporation has not developed a policy with respect to qualifying compensation paid to its executive officers for deductibility under Section 162(m) of the Internal Revenue Code (relating to compensation exceeding $1,000,000 in a taxable year paid to an executive officer) for the reason that none of the Corporation's executive officers receive a level of compensation which would make it advisable for the Corporation to have such a policy.

                                    Members of the Compensation Committee:
                                    Paul Milstein
                                    Henry Benach
                                    Irving R. Fischer

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholders return on Starrett Housing Corporation common stock, over a five year period commencing December 31, 1989, to that of the Amex Market Value Index and the "Market Value Index -- Housing, Construction and Land Development Group", which consists of real estate brokers, land sale companies, primary builders of housing and other construction, manufacturers of construction materials and components and mobile home accessory manufacturers. It is based on the assumptions that $100 is invested on December 31, 1989.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                                [GRAPH]

                                                   HOUSING,        STARRETT
      MEASUREMENT PERIOD          AMEX MARKET    CONSTRUCTION       HOUSING
    (FISCAL YEAR COVERED)         VALUE INDEX       & LAND        CORPORATION
12/29/89                            100.00          100.00          100.00
12/31/90                             82.00           52.00           67.00
12/31/91                            105.00           63.00           93.00
12/31/92                            106.00           77.00           74.00
12/31/93                            126.00          113.00          153.00
12/31/94                            115.00          116.00          126.00

Assumes $100 invested on December 31, 1989 in Starrett Housing Corporation Common Stock, the Amex Market Value Index and the Market Value Index -- Housing, Construction & Land Group.

           INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

     Pursuant to a Memorandum of Understanding between the Corporation and the City of New York, the Corporation has been designated as the developer of a mixed use development project in Brooklyn, New York. The project known as Spring Creek, includes a 2,200 unit affordable housing development, a shopping center and other facilities. The project is in the early stages of development. The Corporation enjoys a 65% interest in the project and Milstein Properties, of which Paul Milstein is a principal, enjoys a 35% interest in the project.

     The Corporation's Levitt subsidiary has leased approximately 5,700 square feet of office space in a building in Boca Raton, Florida. The lease expires on January 31, 1996 and has one five-year renewal option. The lease is terminable by Levitt at any time. The building in which such space is located is owned by a partnership in which certain executives and employees of the Corporation and Levitt have an investment.

     The Corporation's Grenadier Realty Corp. subsidiary manages a building indirectly owned by Paul Milstein and members of his family. Grenadier received a fee of $64,878 for such services during 1994, which was the amount of the fee approved by the New York City Department of Housing, Preservation and Development for that year. Grenadier also provides management services to a project in which Irving Fischer has an indirect .5% general partnership interest; Grenadier received $272,000 for such services during 1994.

                      PROPOSED CHANGE OF THE CORPORATION'S
                         NAME TO "STARRETT CORPORATION"


     The Corporation believes that its current name, Starrett Housing Corporation, fails to accurately reflect the full range of businesses engaged in today by the Corporation, including the single family homebuilding and rental apartment development businesses engaged in by the Corporation's Levitt Corporation subsidiary, the construction management and related businesses conducted by the Corporation's HRH Construction Corporation subsidiary, the real estate management businesses carried out by the Corporation's Grenadier Realty Corp. subsidiary, and Starrett's own development and other activities. As a consequence, the Board of Directors recommends the adoption by shareholders of a proposed amendment to the Corporation's Restated Certificate of Incorporation (the "Amendment") to change the name of the Corporation to Starrett Corporation. The form of the proposed Amendment is set forth in Exhibit A to this Proxy Statement.


     Adoption of the proposed Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Corporation. If the proposed Amendment is approved by the shareholders, it will become effective upon the filing of a Certificate of Amendment to the Corporation's Restated Certificate of Corporation, which filing would take place promptly after the Annual Meeting.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS


     Subject to the approval of the Corporation's shareholders at the Annual Meeting, the Board of Directors has selected Deloitte & Touche LLP as the Corporation's independent public accountants for the fiscal year ending December 31, 1995. Deloitte & Touche LLP was the Corporation's independent accountants for the fiscal year ended December 31, 1994. Representatives of such firm are expected to be present at the meeting and available to respond to appropriate questions.

                        RECEIPT OF SHAREHOLDER PROPOSALS

     Proposals of shareholders to be presented at the Annual Meeting to be held in 1996 must be received for inclusion in the Corporation's proxy statement and form of proxy by January 22, 1996.

                                 OTHER MATTERS


     The shares represented by all valid proxies received will be voted in the manner specified on the proxies. Where specific choices are not indicated, the shares represented by all valid proxies received will be voted for the proposals to amend the Corporation's Certificate of Incorporation to change the Corporation's name and to ratify the appointment of Deloitte & Touche LLP as independent public accountants and for all nominees for election as directors. Management knows of no other business that will be presented for consideration at the Annual Meeting other than as is stated in the Notice of Meeting. If any other business should come before the meeting, it is intended that the proxies named in the enclosed form of proxy will have discretionary authority to vote all such proxies in the manner they shall decide.


     Under New York law and the Corporation's Certificate of Incorporation and By-Laws, if a quorum is present, directors are elected by a plurality of the votes cast by the holders of shares entitled to vote thereon. A majority of the outstanding shares entitled to vote, present in person or represented by proxy, constitutes a quorum. The affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote will be necessary for the adoption of the proposed amendment to the Certificate of Incorporation. Consequently, an abstention or broker non-vote with respect to the proposed amendment will have the same effect as a vote against it. Shares represented by proxies withholding votes from all nominees (and abstaining from voting on ratification of accountants) will be counted only for purposes of determining a quorum.

     During 1994 the Board of Directors determined that it would be in the best interests of the Corporation and its shareholders if all directors owned shares of the Corporation's Common Stock and, accordingly, two newly-elected directors, Messrs. Berne and Zuccotti, each purchased 1,000 such shares. Such directors inadvertently failed to timely file Form 4's with the Securities and Exchange Commission in connection with such purchases, but have subsequently made such filings.

     Insofar as the information contained in this Proxy Statement rests peculiarly within the knowledge of persons other than the Corporation, the Corporation has relied upon information furnished by such persons.

     The Annual Report, including financial statements, for the fiscal year ended December 31, 1994, is included with this Proxy Statement.

                                   EXHIBIT A



                PROPOSED AMENDMENT TO THE CORPORATION'S RESTATED


                CERTIFICATE OF INCORPORATION TO CHANGE THE NAME


                   OF THE CORPORATION TO STARRETT CORPORATION



ARTICLE I. -- The name of the Corporation is Starrett Corporation (the "Corporation").

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PROXY

                          STARRETT HOUSING CORPORATION
                                909 THIRD AVENUE
                               NEW YORK, NY 10022




                         ANNUAL MEETING OF SHAREHOLDERS

         The undersigned hereby appoints Irving R. Fischer and Lewis A. Weinfeld and each of them, with full power of substitution, proxies of the undersigned, to vote all shares of Common Stock of Starrett Housing Corporation (the "Corporation") that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Corporation to be held on June 21, 1995 at 10:00 A.M., Eastern Daylight Time, at the offices of Proskauer Rose Goetz & Mendelsohn, 1585 Broadway, New York, New York, and any adjournments thereof. The undersigned hereby revokes any proxy heretofore given with respect to such shares.

                THE PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         This Proxy when properly executed and returned will be voted in the manner directed below. If no direction is made, this Proxy will be voted FOR all nominees for election as directors and FOR proposals (2) and (3) listed below.

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         The Board of Directors recommends votes FOR the election of all nominees and FOR proposals (2) and (3).

(1)      Election of Directors:

____     FOR ALL NOMINEES LISTED (Except as marked below to the contrary)

____     WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED

(Instructions: To withhold authority to vote for any individual nominees, write such name(s) in the space provided below.)

                          NOMINEES:        Paul Milstein
                                           Henry Benach
                                           Robert Berne
                                           Irving R. Fischer
                                           Robert C. Rosenberg
                                           Elliott M. Wiener
                                           John E. Zuccotti

                          Withhold authority for:_________________________

(2) Prosposed amendment of the Corporation's Certificate of Incorporation in order to change the Corporation's name to "Starrett Corporation" for the purpose of more accurately reflecting the businesses engaged in by the Corporation today.

____ FOR

____ AGAINST

____ ABSTAIN

(3) Proposed ratification of the selection of Deloitte & Touche as the Corporation's independent public accountants for the fiscal year ending December 31, 1995.

____ FOR

____ AGAINST

____ ABSTAIN

(4) In their discretion on any other matters properly coming before the meeting or any adjournment thereof.

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         If no direction is made, this Proxy will be voted FOR all nominees listed above and FOR proposals (2) and (3).

                                  Dated:  ______________________, 1995

                                  ____________________________________
                                  Signature(s) of Shareholder(s)

                                  Please sign above exactly as your name or names appear hereon. If shares are registered in more than one name, each joint owner or fiduciary should sign. When signing as executor, administrator, personal representative, attorney, agent, trustee or guardian, please give full title as such.